                                                                               .
                                                                               .
                                                                               .

24(b)(4)(e)

                              SPECIFICATIONS PAGE

TYPE OF CONTRACT:     [QUALIFIED]
INITIAL PAYMENT:    [$100,000.00]
OWNER:              [JOHN X. DOE]
ANNUITANT:          [JOHN X. DOE]
[CO-OWNER:]                   [_]

CONTRACT DATE:         [5/1/2010]
CONTRACT NUMBER:      [000000005]
GOVERNING LAW:               [YS]
ANNUITANT'S AGE              [55]
[CO-ANNUITANT]                [_]

PLAN   [Marketing Name]

                                FEES AND CHARGES

CONTRACT ASSET FEE   [1.30%]

                             LIFETIME INCOME BENEFIT

COVERED PERSON(S)                    [John X. Doe]
                                     [Jane Doe]
[JOINT] LIFETIME INCOME PERCENTAGE   [4.25%]
LIFETIME INCOME DATE                 [5/1/2015]

STEP-UP DATE                            Frequency         Beginning             Ending
------------                         ---------------   --------------   ----------------------
                                     [Every 3 years]   [on the [3rd]    [on the [10th]
                                                       Contract         Contract
                                                       Anniversary]     Anniversary]

                                     [Every year]      [on the [10th]   [on the Contract
                                                       Contract         Anniversary
                                                       Anniversary]     following the [oldest]
                                                                        Covered Person's
                                                                        [95th] birthday]

SP.MSP.N.10                                                           [NATIONAL]


                                       S.1

                                 PAYMENT LIMITS

PAYMENT LIMITS                   The initial Payment is shown above. We will not
                                 accept any Payment, without our prior approval that

                                    (a)  exceeds $[1,000,000], or

                                    (b)  causes the total of all Payments
                                         received to exceed $[1,000,000], or

                                    (c)  is received more than [9] months after
                                         the Contract Date.

              LIMITS - TRANSFERS AND AMOUNT OF PARTIAL WITHDRAWALS

TRANSFER CHARGES AND             We may impose a transaction charge for
LIMITATIONS - BEFORE MATURITY    transfers. In the event a charge is imposed, it
DATE                             will not exceed [the lesser of $25.00 or 2%] of
                                 the amount of each transfer.

                                 We may limit the amount of the transfer and the maximum number of transfers that can be made.

                                 You must transfer at least [$300] or, if less, the entire amount in the Investment Option each time you make a transfer. If, after the transfer, the amount remaining in the Investment Option from which the transfer is made is less than [$100], then we will transfer the entire amount instead of the requested amount.

                                 Should we limit the maximum number of transfers that can be made per Contract Year, that limit will be no less than [one per month or six] at any time within a Contract Year.

LIMITATIONS ON AMOUNT OF         Any withdrawal from an Investment Option must
PARTIAL WITHDRAWALS              be at least [$300] or the entire balance of the
                                 Investment Option, if less. If after the withdrawal, the amount remaining in that Investment Option is less than [$100], then we will consider the withdrawal request to be a request for withdrawal of the entire amount held in the Investment Option. If a partial withdrawal would reduce the Contract Value to less than [$300], or if the amount requested is greater than or equal to the amount available as a total withdrawal, then we will treat the partial withdrawal request as a total withdrawal of the Contract Value.

SP.MSP.N.10                                                           [NATIONAL]


                                       S.2

                        INITIAL ALLOCATION OF NET PAYMENT
                 (SEE FOLLOWING PAGE FOR ALL AVAILABLE OPTIONS)

                                             [INITIAL      [INITIAL GUARANTEE
[DCA ACCOUNT OPTIONS:]                    INTEREST RATE]     PERIOD EXPIRES]
----------------------                    --------------   ------------------
[6 month DCA]                  [25.00%]       [1.00%]         [11/01/2010]

VARIABLE INVESTMENT OPTIONS:

[Core Strategy]                [75.00%]
TOTAL                          100.00%

SP.MSP.N.10                                                           [NATIONAL]


                                       S.3

                          AVAILABLE INVESTMENT OPTIONS

VARIABLE ACCOUNT: [JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A.) SEPARATE ACCOUNT H]

VARIABLE INVESTMENT OPTIONS:

     [Core Allocation
     Core Balanced
     Core Disciplined Diversification
     Core Fundamental Holdings
     Core Global Diversification
     Core Strategy
     Lifestyle Balanced
     Lifestyle Conservative
     Lifestyle Growth
     Lifestyle Moderate
     Total Bond Market A]

     [Dollar Cost Averaging (DCA) Investment Options:
     6 Month DCA
     12 Month DCA]


                                ANNUITY BENEFITS

MATURITY DATE:               [6/1/2045]

ANNUITY OPTION               [[Joint] Life Annuity with Cash Refund]

ANNUITY PAYMENTS - GENERAL   The rates for Annuity Payments are determined based
INFORMATION                  on:

                                -  Mortality Table: [Annuity 2000 Table
                                   projected at Scale G from January 1, 2000]

                                - Fixed Annuity Payment Interest Rate: [1.00% interest per year]

                              The amount of each Annuity Payment will depend upon the age of the Annuitant.

SP.MSP.N.10                                                           [NATIONAL]


                                       S.4

                             BENEFICIARY INFORMATION

[Jane Doe]

                                   DISCLOSURES

[THIS PLAN IS INTENDED TO QUALIFY UNDER THE INTERNAL REVENUE CODE FOR TAX-FAVORED STATUS. LANGUAGE CONTAINED IN THIS CONTRACT REFERRING TO FEDERAL TAX STATUS OR RULES IS INFORMATIONAL AND INSTRUCTIONAL AND THIS LANGUAGE IS NOT SUBJECT TO APPROVAL OR DISAPPROVAL BY THE STATE IN WHICH THE CONTRACT IS ISSUED FOR DELIVERY. PLEASE SEEK THE ADVICE OF YOUR OWN TAX ADVISOR REGARDING YOUR INDIVIDUAL TAX TREATMENT.]

SP.MSP.N.10                                                           [NATIONAL]


                                       S.5